UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2016

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 23, 2016, U.S. Physical Therapy, Inc. (NYSE: USPH), a national operator of outpatient physical therapy clinics (the “Company”), today announced that its Chief Financial Officer, Larry McAfee, will present at the 2016 East Coast IDEAS Investor Conference on Wednesday, June 29, 2016. The presentation will cover an overview of the Company. The conference is being held at the Boston Park Plaza, Massachusetts.

A copy of the updated presentation is posted on the Company's website, www.usph.com.

The investor presentation contains a non-GAAP financial measure as defined under Regulation G of the rules and regulations of the SEC.  This non-GAAP financial measure contained in the presentation includes a presentation of Adjusted EBITDA.  Adjusted EBITDA equals Net Income before interest, taxes, depreciation and amortization and equity compensation expense.  See the last pages of the investor presentation which includes a reconciliation of Net Income to Adjusted EBITDA.  Management believes providing this non-GAAP financial measurement to investors is useful information for comparing the Company's period-to-period results.

Pursuant to the rules of the Securities and Exchange Commission, the information contained in this report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filings by the Company under such Act or the Securities Act of 1933, as amended.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Description of Exhibits

99.1	Registrant's press release dated June 23, 2016 – U.S. Physical Therapy to Present at the Citi’s 2016 East Coast IDEAS Investor Conference. **

** Furnished herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: June 23, 2016	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)